UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2012

ACELRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

DELAWARE	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

351 Galveston Drive

Redwood City, CA 94063

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 31, 2012, AcelRx Pharmaceuticals, Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with MLV & Co. LLC (“MLV”), pursuant to which the Company may issue and sell shares of its common stock having an aggregate offering price equal to the lesser of (i) the amount that would satisfy the Company’s eligibility requirements for use of Form S-3 (including, if applicable, Instruction I.B.6 thereof) or (ii) the amount that can be sold under its Registration Statement on Form S-3 (File No. 333-183237) filed with the Securities and Exchange Commission (the “SEC”) on August 10, 2012 (the “Registration Statement”). The issuance and sale of these shares by the Company under the Sales Agreement, if any, is subject to the effectiveness of the Registration Statement. The Company makes no assurances as to if or whether the Registration Statement will become effective or if it does become effective, as to the continued effectiveness of the Registration Statement.

MLV may sell the common stock by any method that is deemed to be an “at-the-market” equity offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Act”), including sales made directly on or through The NASDAQ Global Market or any other existing trading market for the Company’s common stock in the United States or to or through a market maker. MLV may also sell the common stock in privately negotiated transactions, subject to the Company’s prior approval. Subject to the terms and conditions of the Sales Agreement, MLV will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the common stock from time to time, based upon the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company is not obligated to make any sales of common stock under the Sales Agreement. Unless earlier terminated as provided below, the Sales Agreement will automatically terminate upon the earlier of (1) the sale of all common stock subject to the Sales Agreement or (2) August 31, 2015. The Sales Agreement may be terminated by the Company or MLV at any time upon 10 days notice to the other party, or by MLV at any time in certain circumstances, including the occurrence of a material adverse change in the Company. The Company will pay MLV an aggregate commission rate equal to up to 3.0% of the gross proceeds for common stock sold through MLV under the Sales Agreement. The Company has also provided MLV with customary indemnification rights and expense reimbursements for up to $25,000 of expenses.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	At Market Issuance Sales Agreement, dated August 31, 2012, by and between AcelRx Pharmaceuticals, Inc. and MLV &Co. LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2012
ACELRX PHARMACEUTICALS, INC.

	By:	/s/ James H. Welch
	Name:	James H. Welch
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	At Market Issuance Sales Agreement, dated August 31, 2012, by and between AcelRx Pharmaceuticals, Inc. and MLV &Co. LLC.